Exhibit 10.7

Lunar Representative, LLC

c/o Shareholder Representative Services LLC

1614 15th Street, Suite 200

Denver, CO 80202

April 10, 2015

VIA FACSIMILE AND EMAIL

AMAG Pharmaceuticals, Inc.

1100 Winter Street

Waltham, MA 02451

Attention: General Counsel
Facsimile: (617) 499-3361

Re: Extension of time to respond to the Closing Statement pursuant to the Merger Agreement (as defined below)

Ladies and Gentlemen:

Reference is made to (i) the Agreement and Plan of Merger, dated September 28, 2014, by and among Lumara Health, Inc. (the “Company”), Lunar Representative, LLC, in its capacity as the Stockholders’ Representative (the “Stockholders’ Representative”), AMAG Pharmaceuticals, Inc., (“Buyer”), and Snowbird, Inc. (as amended by that certain letter agreement dated November 12, 2014, among the Company, the Stockholders’ Representative and Buyer, the “Merger Agreement”) and (ii) that certain Closing Statement dated January 10, 2015, delivered by Buyer pursuant to Section 2.14(a) of the Merger Agreement.  Capitalized terms used and not defined herein shall have the meanings given to them in the Merger Agreement.

Section 2.14(b) of the Merger Agreement specifies that the Stockholders’ Representative will have sixty (60) days after receiving the Closing Statement (the “Initial Deadline”) to deliver written notice (a “Dispute Notice”) to Buyer setting forth the items disputed by the Stockholders’ Representative with respect to the Closing Statement.  On March 10, 2015, Buyer and the Stockholders’ Representative agreed pursuant to a letter agreement (the “First Extension Letter”) to extend Stockholders’ Representative’s time to dispute items in the Closing Statement to 11:59 p.m., New York City time, on Friday April 10, 2015 (the Initial Deadline, as so extended to 11:59 p.m., New York City time, on Friday April 10, 2015, the “Deadline”).

Notwithstanding the foregoing or anything to the contrary in the Merger Agreement, including anything to the contrary in Section 2.14(b) of the Merger Agreement, or in the First Extension Letter, the parties desire to extend the Deadline for the Stockholders’ Representative to prepare and deliver the Dispute Notice to Buyer; and, accordingly, the parties hereby agree that the Stockholders’ Representative shall be required to prepare and deliver the Dispute Notice to Buyer prior to 11:59 p.m., New York City time, on the date that is seven (7) Business Days following delivery by Buyer of the materials requested in the supplemental information request submitted to Buyer by the Stockholders’ Representative on April 9, 2015, instead of the Deadline.  This paragraph shall be deemed to amend the Merger Agreement, including Section 2.14(b) of the Merger Agreement, and the First Extension Letter as it applies to the Deadline.  Except as expressly amended hereby and by the First Extension Letter, the Merger Agreement shall continue in full force and effect in accordance with the provisions thereof.

This letter embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties hereto, written or oral, which may relate to the subject matter hereof in any way.  This letter will bind and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  This letter may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this letter by such party.  This letter shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such State.  Except as set forth herein and in the First Extension Letter, the terms and provisions of the Merger Agreement will remain in full force and effect and are hereby ratified and confirmed. On or after the date of this letter, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this letter and this letter shall be deemed to be a part of the Merger Agreement.

[Signature page follows]

LUNAR REPRESENTATIVE, LLC

By:	/s/ Dave Ray
Name: Dave Ray
Title: Authorized Signatory

Acknowledged and agreed:

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott A. Holmes
Name: Scott A. Holmes
Title: SVP Finance and Treasurer

[Signature page to Letter Extending Delivery of Response to Closing Statement]

CC: Via E-Mail

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention: Stuart M. Cable (scable@goodwinprocter.com)
Facsimile: (617) 321-4402